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                                                                   Exhibit - 99.

                               POTTERS FINANCIAL
                                   CORPORATION
                                   -----------

Contact:    ON BEHALF OF UCFC                     ON BEHALF OF PTRS
            Patrick A. Kelly                      Edward L. Baumgardner
            United Community Financial Corp.      Potters Financial Corporation
            (330) 742-0592                        (330) 385-0770 x226



   UNITED COMMUNITY FINANCIAL CORP. AND POTTERS FINANCIAL CORPORATION ANNOUNCE
   ---------------------------------------------------------------------------
                                     MERGER
                                     ------

EAST LIVERPOOL, Ohio (September 6, 2001) - United Community Financial Corp. (Nasdaq: UCFC), holding company for The Home Savings and Loan Company and Butler Wick Corp., announced today that it has signed a definitive agreement to acquire Potters Financial Corporation (Nasdaq: PTRS). Potters, based in East Liverpool, Ohio, is the holding company for Potters Bank, which operates four branches and one loan production office in Eastern Ohio and Western Pennsylvania.

In a cash transaction valued at $23.6 million, United Community has agreed to pay $22.00 per share to Potters' shareholders. This consideration represents
14.9 times Potters' last twelve months core net income and 181% of 6/30/01 book value. Potters currently has assets of $151 million, which will bring United Community's total assets to $2.1 billion. The transaction is expected to be immediately accretive to earnings.

Subject to the approval of regulatory authorities and Potters' shareholders, the transaction is anticipated to be completed during the first quarter of 2002. At that time Potters Bank will be merged into The Home Savings and Loan Company and Potters' branches will become offices of Home Savings, bringing the total number of Home Savings full-service branches to 33, up from 17 branches just one year ago.

"This transaction represents another step toward implementing our strategic objective of geographic expansion," said Douglas M. McKay, President and Chairman of United Community. "We are very impressed with Potters' performance in recent years as well as their commitment to delivering exceptional customer service. In support of our growth efforts, Potters currently maintains the largest deposit market share in East Liverpool, which will allow United Community to climb from fourth place to second place in total deposit market share in the Youngstown - Warren MSA."

McKay also stated, "We believe that this combination will be well received by Potters' customers who will have full access to transact banking business at any of our branch locations, ATMs and our internet banking web site."

  519 Broadway, P.O. Box 1028, East Liverpool, Ohio, 43920, Phone 330-385-0770
                        or 800-685-0761 Fax 330-385-3508



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"This agreement with United Community is a win-win situation for all constituencies" said Ed Baumgardner, President and CEO of Potters. "Employees will benefit from becoming part of a larger organization that is focused on growth while still maintaining its community bank heritage, and our customers will benefit from a broadened array of financial products and services, such as online banking and expanded lending programs."

As part of United Community's strategic plan, its subsidiaries have each made many recent advancements. Throughout the past 18 months, Home Savings has hired several new executives, while opening three new full-service branches in Mahoning and Trumbull counties and four loan origination offices in Cuyahoga, Lake, Stark and Summit counties. Within the same time period, Butler Wick has opened two new offices; a trust office in Trumbull County and a capital markets office in Franklin County. Both Home Savings and Butler Wick have also recently introduced new products and services to better serve existing customers as well as to attract new prospects. In addition, on July 1, 2001, United Community completed the acquisition of Industrial Bancorp Inc. of Bellevue, Ohio, adding approximately $400 million in assets with Industrial's 12 branches in north central Ohio.

United Community Financial Corp. is an Ohio-based unitary thrift holding company. Its subsidiaries include The Home Savings and Loan Company and Butler Wick Corp. Home Savings has 29 full-service branches and four loan production offices located across northern Ohio, while Butler Wick has 11 full-service offices and one trust office located throughout Northeastern Ohio and Western Pennsylvania. Additional information on United Community may be found on its web site: www.ucfconline.com.

Potters Financial is the holding company for Potters Bank, headquartered in East Liverpool, Ohio. Potters Bank serves customers in Columbiana and Mahoning Counties in Ohio and in Beaver County, Pennsylvania. Additional information on Potters may be found on its web site: www.pottersbank.com.

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following statements are forward-looking in nature: the Potters acquisition being accretive to earnings; converting Potters Bank name to The Home Savings and Loan Company name; and expanding the product line at Potters Bank. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, among other factors, regulator's approval of the transaction, acceptance of new products in the marketplace, economic conditions and changes in interest rates. For a more complete list of risk factors, read United Community's Form 10K filed with the Securities and Exchange Commission.



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    UNITED COMMUNITY FINANCIAL CORPORATION'S ACQUISITION OF POTTERS FINANCIAL
                                   CORPORATION
                          PRO FORMA COMBINED FACT SHEET
                                  JUNE 30, 2001
                        ($ In thousands except per share)

                                                UCFC (a)                INDUSTRIAL              POTTERS (b)            PRO FORMA
                                                ----                    ----------              -------                ---------
Total assets                                   $1,485,226                $424,082                $151,466             $2,060,774
Loans Receivable - net                          1,047,698                 380,056                 108,939              1,536,693
Deposits                                          967,468                 313,563                 119,526              1,400,557
Shareholders' equity                              256,620                  59,241                  12,945
Equity / assets                                     17.28%                  13.97%                   8.55%
Tangible equity / assets                            17.28%                  13.97%                   8.55%

Return on average assets                             0.89%                                           1.19%                    (c)
Return on average equity                             4.48%                                          14.77%                    (c)

Non-performing loans to loans                        0.62%                   0.77%                   0.92%                  0.68%
Non-performing assets to assets                      0.46%                   0.70%                   0.72%
Loan loss reserve to non - performing loans         108.4%                   91.7%                  186.4%                 111.2%
LTM net charge-offs to average loans                 0.02%                   0.01%                   0.16%

Earnings per share                                   $0.36                                           $1.79                    (c)
Book value per share                                 $7.90                                          $12.97

Shares outstanding                              35,940,809                                         997,989            35,940,809
Market capitalization ($MM)                         $312.7                                           $15.0                $312.7
Full-service offices                                    17                      12                       4                    33

(a) Since the Industrial transaction closed on 7/1/01, UCFC's balance sheet and financial data is on a stand alone basis and ROAA, ROAE and EPS numbers are for the last twelve months ended 6/30/01;
(b)  ROAA, ROAE, and EPS numbers are for the last twelve months ended 6/30/01
(c) Pro forma historical numbers are not shown, as merger synergies could not be accurately reflected.